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Exhibit 10

SEVENTH AMENDMENT TO THE

AMENDED AND RESTATED DEVELOPMENT AGREEMENT

BY AND AMONG

THE CITY OF DETROIT, THE ECONOMIC DEVELOPMENT CORPORATION

OF THE CITY OF DETROIT AND

DETROIT ENTERTAINMENT, L.L.C.

        THIS SEVENTH AMENDMENT (the "Seventh Amendment") to that certain Amended and Restated Development Agreement, dated as of April 9, 1998, as amended by the First Amendment dated June 25, 1998, Second Amendment dated December, 1999, Third Amendment dated November 30, 2000, Fourth Amendment dated November 30, 2001, Fifth Amendment dated March 29, 2002 and Sixth Amendment dated April, 2002 by and among the City of Detroit (the "City"), The Economic Development Corporation of the City of Detroit ("EDC") and Detroit Entertainment, L.L.C., a Michigan limited liability company ("Developer") for the City of Detroit Waterfront Reclamation and Casino Development Project (the "Development Agreement") is made on this12th day of June 2002 by and among the City, EDC and the Developer.

        WHEREAS, the City, EDC and Developer have previously entered into the Development Agreement; and

        WHEREAS, it is the desire of the parties to enter into this Seventh Amendment to amend certain provisions of the Development Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, the parties agree as follows:

1.
All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Development Agreement.

2.
Section 2.4(d) of the Development Agreement is hereby amended by deleting the reference to "June 15, 2002" in such section and substituting in its place "July 31, 2002."

3.
Except as amended by this Seventh Amendment, the Development Agreement is reaffirmed in all respects and shall remain in full force and effect.

4.
This Seventh Amendment shall become effective on the date on which all of the following have been accomplished: (a) this Seventh Amendment has been executed by all parties hereto and (b) the City Council has duly approved the last of the following: (i) this Seventh Amendment; and (ii) a seventh amendment to the amended and restated development agreements of each of the Other Land-Based Casino Developers containing substantially the some terms and conditions as set forth in this Seventh Amendment.

5.
This Seventh Amendment may be executed in counterparts, each of which shall be deemed to be an original document and together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have set their hands and had their seals affixed on the dates set forth after their respective signatures.

CITY OF DETROIT, a municipal corporation
By:	KWAME M. KILPATRICK Its: Mayor
THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT, a Michigan public body corporate
By:
Its:
By:
Its:
DETROIT ENTERTAINMENT, L.L.C., a Michigan limited liability company
By:	Circus Circus Michigan, Inc., a Michigan corporation, one of its members
By:	RHONDA COHEN
Its:	V.P. & General Manager
By:	Atwater Casino Group, LLC, a Michigan limited liability company, one of its members
By: Atwater Management Corporation, a Delaware corporation, its manager
By:	THOMAS CELANI
Its:	President
By:	VIVIAN CARPENTER
Its:	Vice President

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SEVENTH AMENDMENT TO THE AMENDED AND RESTATED DEVELOPMENT AGREEMENT BY AND AMONG THE CITY OF DETROIT, THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT AND DETROIT ENTERTAINMENT, L.L.C.